EXHIBIT 4.9


                               AT COMM CORPORATION

                  STOCK PURCHASE AND INVESTOR RIGHTS AGREEMENT

         This Stock Purchase and Investor Rights Agreement (this "Agreement") is made and entered into as of December 21, 2000, by and between At Comm Corporation, a Delaware corporation (the "Company"), and each of the persons listed on Exhibit A hereto, each of which is herein referred to as an "Investor."

                                    RECITALS

         WHEREAS, the Company desires to sell to each Investor, and each Investor desires to purchase from the Company, shares of Series C Preferred Stock, par value $.01 per share, of the Company (the "Series C Preferred Stock"), on the terms and conditions set forth in this Agreement;

         WHEREAS, such Series C Preferred Stock will be convertible into shares of the Common Stock, par value $.01 per share, of the Company (the "Common Stock");

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO PURCHASE AND SELL STOCK.

                  (a) Authorization. As of the first Closing (as defined below), the Company's Board of Directors (the "Board") will have authorized the issuance and sale, pursuant to the terms and conditions of this Agreement, of up to 1,082,000 shares of Series C Preferred Stock, in one or more closings, having the rights, preferences, privileges and restrictions set forth in the Certificate of Designations, Preferences and Other Rights of Series C Preferred Stock in the form attached hereto as Exhibit B (the "Certificate of Designations") and up to 1,082,000 shares of Common Stock for issuance upon conversion of the Series C Preferred Stock.

                  (b) Agreement to Purchase and Sell Securities. Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to each Investor and each Investor hereby agrees to acquire from the Company, the number of shares of Series C Preferred Stock specified opposite each Investor's name on Exhibit A hereto (collectively, the "Purchased Shares") at a price per share in cash equal to the Per Share Purchase Price (as defined below), for an aggregate cash consideration equal to such number of shares of Series C Preferred Stock, multiplied by the Per Share Purchase Price. As used in this Agreement, the "Per Share Purchase Price" shall be equal to fifteen dollars ($15.00). Exhibit A shall be revised with respect to each Closing to reflect the identity of the Investors and the number of shares purchased by each Investor at each Closing. Each Investor participating in a Closing under this agreement shall be an "Investor" within the meaning of this Agreement, and the shares of Series C Preferred Stock purchased by such Investors shall be "Purchased Shares" within the meaning of this Agreement.


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

                  (c) Use of Proceeds. The Company intends to, and will (subject to modification by Board approval) apply the net proceeds from the sale of the Purchased Shares for corporate purposes disclosed to the Investors by the Company prior to the date hereof.

         2. CLOSING.

                  (a) The purchase and sale of the Purchased Shares shall take place at one or more closings (each a "Closing"). At each Closing, the Company will deliver to each Investor certificates representing the Purchased Shares against delivery to the Company by each Investor of the consideration set forth in Section 1(b) paid by wire transfer of funds to the Company. Closing documents may be delivered by facsimile with original signature pages sent by overnight courier.

                  (b) The Closings shall occur at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California at 2:00 p.m. Pacific Daylight Time, within three (3) business days after the conditions set forth in Section 5 have been satisfied, or at such other time and place as the Company and each Investor mutually agree upon. All Closings shall occur on or before ______ __, 2000.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to each Investor that the statements in this Section 3 are true and correct, except as set forth in the Disclosure Letter from the Company of even date herewith (the "Disclosure Letter") or disclosed in the SEC Documents (as defined below):

                  (a) Organization Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all corporate power and authority required to (a) carry on its business as presently conducted, and (b) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby. The Company is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a group of such effects on or changes in, the business, operations, financial condition, results of operations, prospects, assets or liabilities of the applicable party and its subsidiaries, taken as a whole.

                  (b) Capitalization. The capitalization of the Company, without giving effect to the transactions contemplated by this Agreement, is as follows. The authorized stock of the Company consists of 50,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 1,907,989 shares have been designated Series A Preferred Stock, 1,020,000 shares have been designated Series B Preferred Stock and 1,082,000 shares will have been designated Series C Preferred Stock. As of September 30, 2000, there were issued and outstanding 5,417,549 shares of Common Stock, no shares of Series A Preferred Stock, 816,500 shares of Series B Preferred Stock and no shares of Series C Preferred Stock. All such shares of Common Stock and Preferred Stock have been duly authorized, and all such issued and outstanding shares of Common Stock and Preferred Stock have been validly issued, are fully paid and nonassessable and are free and clear of all liens, claims and encumbrances, other than any liens, claims or encumbrances created by or imposed upon the holders thereof. As of September 30, 2000, the Company has also reserved 1,500,000 shares of Common Stock for issuance upon exercise of options granted to officers, directors, employees or independent contractors or affiliates of the Company under the Company's Restated 1984 Stock Option Plan and the Company's 1994 Stock Plan. As of September 30, 2000, of the 1,500,000 shares of Common Stock reserved for issuance upon exercise of options, 1,075,804 shares remained subject to outstanding options with a weighted average exercise price of approximately $14.61 per share, and 332,172 shares were reserved for future grant. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no other equity securities, options, warrants, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend or enter into any such equity security, option, warrant, call, right, commitment or agreement. The Company does not have any subsidiaries, nor does the Company own any capital stock, assets comprising the business of, obligations of, or any other interest (including, without limitation, any equity or partnership interest) in, or any outstanding loan or advance to or from, any person or entity.

                  (c) Due Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Agreement, and the authorization, issuance, reservation for issuance and delivery of all of the Purchased Shares being sold under this Agreement, has been taken, and this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies and (b) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

                  (d) Valid Issuance of Stock.

                           (i) Valid Issuance.  The shares of Series C Preferred
Stock to be issued pursuant to this Agreement, and the shares of Common Stock issuable upon conversion thereof, will be, upon payment therefor by each Investor in accordance with this Agreement, or conversion in accordance with the Certificate of Designations, duly authorized, validly issued, fully paid and non-assessable.

                           (ii) Compliance with  Securities  Laws.  Assuming the
correctness of the representations made by each Investor in Section 4 hereof, the Purchased Shares will be issued to each Investor in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States.

                  (e) Governmental Consents. No consent, approval, order or authorization of, or registration qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for: (i) compliance with the HSR
Requirements (as defined below) that may be required for the voluntary conversion of the Series C Preferred Stock; (ii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") following the Closing; (iii) the filing of such qualifications or filings under the Securities Act and the regulations thereunder and all applicable state securities laws as may be required in connection with the transactions contemplated by this Agreement;
(iv) the listing of the Common Stock issuable upon conversion of the Series C Preferred Stock on the Nasdaq SmallCap Market and (v) the filing of the Certificate of Designations with the Secretary of State of the State of
Delaware. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law. As used herein, the term "HSR Requirements" means compliance with the filing and other requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act").

                  (f) Non-Contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) contravene or conflict with the Certificate of Incorporation or Bylaws of the Company; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Company; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company under, any contract to which the Company is a party or any permit, license or similar right relating to the Company or by which the Company may be bound or affected in such a manner as, together with all other such matters, would have Material Adverse Effect.

                  (g) Litigation. There is no action, suit, proceeding, claim, arbitration or investigation ("Action") pending or, to the best of the Company's knowledge, threatened: (i) against the Company, its activities, properties or assets, or any officer, director or employee of the Company in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company, that is reasonably likely to have a Material Adverse Effect, or (ii) that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No Action by the Company is currently pending nor does the Company intend to initiate any Action that is reasonably likely to have a Material Adverse Effect.

                  (h) Compliance with Law and Charter Documents. The Company is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws, both as amended. The Company has complied and is in compliance with all applicable statutes, laws, rules, regulations and orders of the United States of America and all states thereof, foreign countries and other governmental bodies and agencies having jurisdiction over the Company's business or properties, except for any violations that would not, either individually or in the aggregate, have a Material Adverse Effect.

                  (i) SEC Documents.

                           (i)  Reports.  The  Company  has  furnished  to  each
Investor prior to the date hereof copies of its Annual Report on Form 10-K SB for the fiscal year ended December 31, 1999 ("Form 10-K"), its Quarterly Reports on Form 10-Q SB for the fiscal quarters ended March 31, June 30, and September 30, 2000 (the "Form 10-Q's"), and all other registration statements, reports and proxy statements filed by the Company with the SEC on or after December 31, 1999 (the Form 10-K, the Form 10-Q's and such registration statements, reports and proxy statements are collectively referred to herein as the "SEC Documents"). Each of the SEC Documents, as of the respective date thereof (or if amended or superseded by a filing prior to the closing date of this Agreement, then on the date of such filing), did not, and each of the registration statements, reports and proxy statements filed by the Company with the SEC after the date hereof and prior to the Closing will not, as of the date thereof (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company is not a party to any material contract, agreement or other arrangement that was required to have been filed as an Exhibit to the SEC Documents that was not so filed.

                           (ii) Financial  Statements.  The Company has provided
each Investor with copies of its audited financial statements (the "Audited Financial Statements") for the fiscal year ended December 31, 1999, and its unaudited financial statements for the nine-month period ended September 30, 2000 (the "Balance Sheet Date"). Since the Balance Sheet Date, the Company has duly filed with the SEC all registration statements, reports and proxy statements required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Securities Act. The audited and unaudited consolidated financial statements of the Company included in the SEC Documents filed prior to the date hereof fairly present, in conformity with generally accepted accounting principles ("GAAP") (except, in the case of the Form 10-Q's, as may otherwise be permitted by Form 10-Q) applied on a consistent basis (except as otherwise may be stated in the notes thereto), the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end audit adjustments in the case of unaudited interim financial statements).

                  (j) Absence of Certain Changes Since Balance Sheet Date. Since the Balance Sheet Date, the business and operations of the Company have been conducted in the ordinary course consistent with past practice, and there has not been:

                           (i) any declaration,  setting aside or payment of any
dividend or other distribution of the assets of the Company with respect to any shares of capital stock of the Company or any repurchase, redemption or other acquisition by the Company or any subsidiary of the Company of any outstanding shares of the Company's capital stock;

                           (ii) any damage,  destruction or loss, whether or not
covered by insurance, except for such occurrences, individually and collectively, that have not resulted, and are not expected to result, in a Material Adverse Effect;

                           (iii) any waiver by the  Company of a valuable  right
or of a material debt owed to it, except for such waivers, individually and collectively, that have not resulted and are not expected to result, in a Material Adverse Effect;

                           (iv) any  material  change  or  amendment  to, or any
waiver of any material right under a material contract or arrangement by which the Company or any of its assets or properties is bound or subject, except for changes, amendments or waivers, individually and collectively, that are expressly provided for or disclosed in this Agreement or that have not resulted, and are not expected to result, in a Material Adverse Effect;

                           (v)  any  change  by the  Company  in its  accounting
principles, methods or practices or in the manner it keeps its accounting books and records, except any such change required by a change in GAAP; or

                           (vi) any other event or condition  of any  character,
except for such events and conditions that have not resulted, and are not expected to result, either individually or collectively, in a Material Adverse Effect.

                  (k) Invention Assignment and Confidentiality Agreement. Each employee and consultant or independent contractor of the Company whose duties include the development of products or Intellectual Property (as defined below), and each former employee and consultant or independent contractor whose duties included the development of products or Intellectual Property, has entered into and executed an invention assignment and confidentiality agreement in customary form or an employment or consulting agreement containing substantially similar terms.

                  (l) Intellectual Property.

                           (i)  Ownership  or Right  to Use.  To the best of the
Company's knowledge, the Company has sole title to and owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents or patent applications, software, know-how, registered or unregistered trademarks and service marks and any applications therefor, registered or unregistered copyrights, trade names, and any applications therefor, trade secrets or other confidential or proprietary information ("Intellectual Property") necessary to enable the Company to carry on its business as currently conducted, except where any deficiency, or group of deficiencies, would not have a Material Adverse Effect.

                           (ii) Licenses;  Other Agreements.  The Company is not
currently the licensee of any material portion of the Intellectual Property of the Company. There are not outstanding any licenses or agreements of any kind relating to any Intellectual Property owned by the Company, except for agreements with customers of the Company entered into in the ordinary course of the Company's business and other licenses and agreements that, collectively, are not material. The Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any Intellectual Property, except as the Company may be so obligated in the ordinary course of its business, as disclosed in the Company's SEC Documents (as defined below) or where the aggregate amount of such payments could not reasonably be expected to be material.

                           (iii) No  Infringement.  To the best of the Company's
knowledge, the Company has not violated or infringed and is not currently violating or infringing, and the Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed, any Intellectual Property of any other person or entity, to the extent that any such violation or infringement, either individually or together with all other such violations and infringements, would have a Material Adverse Effect.

                           (iv)  Employees and  Consultants.  To the best of the
Company's knowledge, no employee of or consultant to the Company is in default under any term of any employment contract, agreement or arrangement relating to Intellectual Property of the Company or any non-competition arrangement, other contract or any restrictive covenant relating to the Intellectual Property of the Company, where such default, together with all other such defaults, would have a Material Adverse Effect. The Intellectual Property of the Company (other than any Intellectual Property duly acquired or licensed from third parties) was developed entirely by the employees of or consultants to the Company during the time they were employed or retained by the Company, and to the best knowledge of the Company, at no time during conception or reduction to practice of such Intellectual Property of the Company were any such employees or consultants operating under any grant from a government entity or agency or subject to any employment agreement or invention assignment or non-disclosure agreement or any other obligation with a third party that would materially and adversely affect the Company's rights in the Intellectual Property of the Company. Such Intellectual Property of the Company does not, to the best knowledge of the Company, include any invention or other intellectual property of such employees or consultants made prior to the time such employees or consultants were employed or retained by the Company nor any intellectual property of any previous employer of such employees or consultants nor the intellectual property of any other person or entity.

                  (m) Registration Rights. Except as provided in this Agreement, effective upon the Closing, the Company is not currently subject to any grant or agreement to grant to any person or entity any rights (including piggyback registration rights) to have any securities of the Company registered with the SEC or registered or qualified with any other governmental authority.

                  (n) Title to Property and Assets. The properties and assets of the Company are owned by the Company free and clear of all mortgages, deeds of trust, liens, charges, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests that arise in the ordinary course of business and do not in any material respect affect the properties and assets of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases in all material respects.

                  (o) Tax Matters. The Company has filed all material tax returns required to be filed, which returns are true and correct in all material respects, and the Company is not in default in the payment of such taxes, including penalties and interest, assessments, fees and other charges, other than those being contested in good faith and for which adequate reserves have been provided or those currently payable without interest that were payable pursuant to said returns or any assessments with respect thereto.


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

                  (p) Full Disclosure. The information contained in this Agreement, the Disclosure Letter and the SEC Documents with respect to the business, operations, assets, results of operations and financial condition of the Company, and the transactions contemplated by this Agreement , are true and complete in all material respects and do not omit to state any material fact or facts necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (q) Finder's Fee. The Company shall issue to Greg Wilbur a Warrant for 25,000 shares of Common Stock, at an exercise price of the Fair Market Value (as defined below) of the Common Stock on the date of issuance of the Warrant, in consideration for a finder's fee in connection with this transaction. For the purposes of this paragraph, Fair Market Value shall be deemed to be the average of the closing high bid and low asked prices quoted on the principal securities on which the Common Stock is listed for trading.

                  (r) Small Business Concern. The Company is a "small business concern" within the meaning of the federal Small Business Investment Act of 1958, as amended, and the regulations thereunder, and Part 121 of the United States Code of Federal Regulations. The information set forth on SBA Forms 480, 652D and 1031 furnished by the Company to the Investors that are Small Business Investment Companies (each, an "SBIC") is complete and correct in all material respects. Furthermore, as long as any SBIC is an investor in the Company, the Company will provide the SBIC any information that is reasonably requested by the Small Business Administration ("SBA"). The Company will provide SBA examiners access to its books and records for SBA audit purposes in accordance with ordinary SBA procedures.

                  (s) Real Property Holding Corporation. The Company is not a real property holding corporation within the meaning of Internal Revenue Code
Section   897(c)(2)   and   any   regulations   promulgated    thereunder.

         4. REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF EACH INVESTOR.

         Each Investor hereby severally, and not jointly, represents and warrants to the Company, and agrees that:

                  (a) Organization Good Standing and Qualification. The Investor is either

                           (i) a corporation  duly organized,  validly  existing
and in good standing under the laws of the state or nation indicated on Exhibit A and has all corporate power and authority required to (A) carry on its business as presently conducted, and (B) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby, or

                           (ii) a partnership  duly organized,  validly existing
and in good standing under the laws of the state indicated on Exhibit A and has all power and authority required to (A) carry on its business as presently conducted, and (B) enter into this Agreement and the other agreements, instruments and documents contemplated hereby, and to consummate the transactions contemplated hereby and thereby.

         The Investor is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

                  (b) Authorization. This Agreement has been duly authorized by all necessary corporate or partnership action, as applicable, on the part of the Investor. This Agreement constitutes the Investor's legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Investor has, as applicable, full corporate or partnership power and authority to enter into this Agreement.

                  (c) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Investor is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing of such qualifications or filings under the Securities Act or the Exchange Act and the regulations thereunder and all applicable state securities laws as may be required in connection with the transactions contemplated by this Agreement. All such qualifications and filings will, in the case of qualifications, be effective on the Closing and will, in the case of filings, be made within the time prescribed by law.

                  (d) Non-Contravention. The execution, delivery and performance of this Agreement by the Investor, and the consummation by the Investor of the transactions contemplated hereby, do not and will not (i) contravene or conflict with the Certificate of Incorporation, Bylaws, or the Partnership Agreement or comparable governing document, as applicable, of the Investor; (ii) constitute a violation of any provision of any federal, state, local or foreign law binding upon or applicable to the Investor; or (iii) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Investor is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Investor under, any contract to which the Investor is a party or any permit, license or similar right relating to the Investor or by which the Investor may be bound or affected in such a manner as, together with all other such matters, would have a Material Adverse Effect.

                  (e) Litigation. There is no Action pending against the Investor that seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

                  (f) Purchase for Own Account. The Purchased Shares to be purchased by the Investor are being acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor also represents that it has not been formed for the specific purpose of acquiring its Purchased Shares.

                  (g) Investment Experience. The Investor understands that its purchase of the Purchased Shares to be purchased by the Investor involves substantial risk. The Investor has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Purchased Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment.

                  (h) Accredited Investor Status. The Investor is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

                  (i) Restricted Securities. The Investor understands that the Purchased Shares are characterized as "restricted securities" under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Investor is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

                  (j) Legends. The Investor agrees that the certificates for the Purchased Shares shall bear the following legend:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933 or with any state securities commission, and may not be transferred or disposed of by the holder in the absence of a registration statement which is effective under the Securities Act of 1933 and applicable state laws and rules, or, unless, immediately prior to the time set for transfer, such transfer may be effected without violation of the Securities Act of 1933 and other applicable state laws and rules."

         In addition, the Investor agrees that the Company may place stop transfer orders with its transfer agents with respect to such certificates. The appropriate portion of the legend and the stop transfer orders will be removed promptly upon delivery to the Company of such satisfactory evidence as reasonably may be required by the Company that such legend or stop orders are not required to ensure compliance with the Securities Act.

                  (k) Finder's Fee. The Investor neither is nor will be obligated for any finder's or broker's fee or commission in connection with this transaction.

         5. CONDITIONS TO EACH INVESTOR'S OBLIGATIONS AT CLOSING.

                  (a) The obligations of each Investor under Sections l and 2 of this Agreement are subject to the fulfillment or waiver, on or before the respective Closing, of each of the following conditions:

                           (i)  Representations and Warranties True. Each of the
representations and warranties of the Company contained in Section 3 will be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing, except as set forth in the

Disclosure Letter or the SEC Documents, with the same effect as though such representations and warranties had been made as of the Closing.

                           (ii) Performance. The Company will have performed and
complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing, and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                           (iii)  Securities  Exemptions.  The offer and sale of
the Purchased Shares to each Investor pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

                           (iv)  Proceedings  and  Documents.  All corporate and
other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to each Investor, and each Investor will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request. Such documents shall include but not be limited to the following:

                           (v) Certified  Charter  Documents.  A copy of (1) the
Certificate of Incorporation certified as of a recent date by the Secretary of State of Delaware as a complete and correct copy thereof, (2) the Certificate of Designations certified as of a recent date by the Secretary of State of Delaware and (3) the Bylaws of the Company (as amended through the date of the Closing) certified by the Secretary of the Company as a true and correct copy thereof as of the Closing.

                           (vi)  Board  Resolutions.  A copy,  certified  by the
Secretary of the Company, of the resolutions of the Board of Directors of the Company providing for the approval of this Agreement and the issuance of the Purchased Shares and the other matters contemplated hereby.

                           (vii) Opinion of Company Counsel.  Each Investor will
have received an opinion on behalf of the Company, dated as of the date of the Closing, from Wilson Sonsini Goodrich & Rosati, counsel to the Company, in the form attached as Exhibit C.

                           (viii) No Material  Adverse Effect.  Between the date
hereof and the  Closing,  there shall not have  occurred  any  Material  Adverse
Effect.

                           (ix)  Nasdaq  Requirements.  The  Company  shall have
satisfied all requirements of the Nasdaq Stock Market Marketplace Rules with respect to the issuance of the Purchased Shares.

                           (x) Other  Actions.  The Company  shall have executed
such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by each Investor in connection with the transactions contemplated hereby.

         6.  CONDITIONS TO THE COMPANY'S OBLIGATIONS AT CLOSING.

         The obligations of the Company to each Investor under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of
the  following   conditions:

                  (a) Representations and Warranties True. The representations and warranties of each Investor contained in Section 4 will be true and correct in all material respects on and as of the date hereof and on and as of the date of the Closing.

                  (b) Performance. Each Investor will have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing and will have obtained all approvals, consents and qualifications necessary to complete the purchase and sale described herein.

                  (c) Payment of Purchase Price. Each Investor will have delivered to the Company at the Closing the full purchase price of the Purchased Shares as specified in Section 1(b).

                  (d) Securities Exemptions. The offer and sale of the Purchased Shares to each Investor pursuant to this Agreement will be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

                  (e) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto will be reasonably satisfactory in form and substance to the Company and to the Company's legal counsel, and the Company will have received all such counterpart originals and certified or other copies of such documents as it may reasonably request.

                  (f) Nasdaq Requirements. If required by the Nasdaq Stock Market Marketplace Rules, the Company shall have obtained the approval of its shareholders to the issuance of the Purchased Shares.

                  (g) Other Actions. Each Investor shall have executed such certificates, agreements, instruments and other documents, and taken such other actions as shall be customary or reasonably requested by the Company in connection with the transactions contemplated hereby.

        7. COVENANTS OF THE PARTIES.

                  (a) Information Rights.

                           (i) Financial Information.  The Company covenants and
agrees that, commencing on the Closing and continuing for so long as each Investor holds any Purchased Shares, the Company shall:

                                    (1) Annual Reports. Furnish to each Investor
promptly following the filing of such report with the SEC a copy of the Company's Annual Report on Form 10-K SB for each fiscal year, which shall include a consolidated balance sheet as of the end of such fiscal year, a consolidated statement of income and a consolidated statement of cash flows of the Company and its subsidiaries for such year, setting forth in each case in comparative form the figures from the

Company's previous fiscal year, all prepared in accordance with generally accepted accounting principles and practices and audited by nationally recognized independent certified public accountants. In the event the Company shall no longer be required to file Annual Reports on Form 10-K SB, the Company shall, within ninety (90) days following the end of each respective fiscal year, deliver to each Investor a copy of such balance sheets, statements of income and statements of cash flows, or such form that replaces Form 10-K SB.

                                    (2)  Quarterly  Reports.   Furnish  to  each
Investor promptly following the filing of such report with the SEC, a copy of each of the Company's Quarterly Reports on Form 10-Q SB, which shall include a consolidated balance sheet as of the end of the respective fiscal quarter, consolidated statements of income and consolidated statements of cash flows of the Company and its subsidiaries for the respective fiscal quarter and for the year to-date, setting forth in each case in comparative form the figures from the comparable periods in the Company's immediately preceding fiscal year, all prepared in accordance with generally accepted accounting principles and practices (except, in the case of any Form 10-Q SB, as may otherwise be permitted by Form 10-Q SB), but all of which may be unaudited. In the event the Company shall no longer be required to file Quarterly Reports on Form 10-Q SB, the Company shall, within forty-five (45) days following the end of each of the first three (3) fiscal quarters of each fiscal year, deliver to each Investor a copy of such balance sheets, statements of income and statements of cash flows.

                           (ii) SEC Filings.  The Company  shall deliver to each
Investor copies of each other document filed with the SEC on a non-confidential basis promptly following the filing of such document with the SEC.

                  (b) Registration Rights.

                           (i) Definitions. For purposes of this Section 7(b):

                                    (1)  Registration.   The  terms  "register,"
"registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended, (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement

                                    (2)   Registrable   Securities.   The   term
"Registrable Securities" means: (x) the Purchased Shares and any shares of Common Stock of the Company issued or issuable upon conversion of the Purchased Shares, and (y) any shares of Common Stock of the Company or other securities of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any of the securities described in the immediately preceding Clause (x). Notwithstanding the foregoing, "Registrable Securities" shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 7(b) are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

                                    (3) Registrable Securities Then Outstanding.
The number of shares of "Registrable Securities then outstanding" shall mean the number of shares of Purchased Shares, shares of Common Stock and other securities that are Registrable Securities and are then issued and outstanding.

                                    (4) Holder.  For purposes of this Section 7,
the term "Holder" means any person owning of record Registrable Securities that have not been sold to the public or pursuant to Rule 144 promulgated under the Securities Act or any permitted assignee of record of such Registrable
Securities to whom rights under this Section 7(b) have been duly assigned in accordance with this Agreement.

                                    (5) Form S-3. The term "Form S-3" means such
form under the Securities Act as is in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (ii) Demand Registration.

                                    (1) Request by  Holders.  If (i) the Company
shall at any time after the one hundred and twentieth (120th) day after the Closing receive a written request from the Holders of at least fifty percent (50%) of the Series C Preferred issued as of the Closing, that the Company file a registration statement under the Securities Act (including, without limitation, a "shelf" registration statement, if requested by such Holders, during any period of time that Rule 144 is not available as an exemption for the sale in a single 90-day period of all of the Registrable Securities that any such Holder desires to sell, in which case the Company would maintain the effectiveness of such "shelf" registration statement until the earlier of the first anniversary of the effectiveness thereof or the date on which all such Registrable Securities could be sold under Rule 144 in a single 90-day period) covering the registration of Registrable Securities, and (ii) the expected gross proceeds of the sale of Registrable Securities under such registration statement would equal or exceed $2,000,000, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request ("Request Notice") to all Holders, and use commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that Holders request to be registered and included in such registration by written notice given such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 7(b); provided that the Company shall not be obligated to effect any such registration if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act pursuant to Section 7(b)(iii), other than a registration from which the Registrable Securities of Holders have been excluded with respect to all or any portion of the Registrable Securities the Holders requested be included in such registration. If requested by such Holders upon the advice of the underwriter, the Company shall register such Registrable Securities on Form S-1 or any successor registration form.

                                    (2) Underwriting.  If the Holders initiating
the registration request under this Section 7(b)(ii) ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request, and the Company shall include such information in the written notice referred to in Section 7(b)(ii)(A). In such event, the right of any Holder to include his or her Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the initiating Holders and such Holder determined based on the number of Registrable Securities held by such Holders being registered). All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market stand-off agreement of up to 180 days if required by such underwriters). Notwithstanding any other provision of this Section 7(b)(ii), if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company and any selling security holder other than the Holders are first entirely excluded from the underwriting and registration. Any Registrable Securities excluded and withdrawn from such underwriting shall be withdrawn from the registration.

                                    (3) Maximum Number of Demand  Registrations.
The Company shall be obligated to effect only one (1) such registration pursuant to this Section 7(b)(ii).

                                    (4) Deferral. Notwithstanding the foregoing,
if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 7(b)(ii) a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

                                    (5)  Expenses.   All  expenses  incurred  in
connection with any registration pursuant to this Section 7(b)(ii), including without limitation all federal and "blue sky" registration, filing and qualification fees, printer's and accounting fees, and fees and disbursements of counsel for the Company (but excluding underwriters' discounts and commissions relating to shares sold by the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 7(b)(ii) shall bear such Holder's proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, commissions or other amounts payable to underwriters or brokers in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 7(b)(ii) if the registration request is subsequently withdrawn at the request of the Holders of a majority of the

Registrable Securities to be registered, unless the Holders of such majority agree that such registration constitutes the use by the Holders of one (1) demand registration pursuant to this Section 7(b)(ii) (in which case such registration shall also constitute the use by all Holders of Registrable Securities of one (l) such demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a Material Adverse Effect not known to the Holders at the time of their request for such registration and have withdrawn their request for registration after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of a demand registration pursuant to this Section 7(b)(ii).

                           (iii)  Piggyback  Registrations.  The  Company  shall
notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to any employee benefit plan or any merger or other corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                                    (1)   Underwriting.    If   a   registration
statement under which the Company gives notice under this Section 7(b)(iii) is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in such a registration pursuant shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting (including a market stand-off agreement of up to 180 days if required by such underwriters); provided, however, that it shall not be considered customary to require any of the Holders to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions in the registration statement or prospectus for such offering. Notwithstanding any other provision of this Agreement, if the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares from the registration and the underwriting; provided; however, that the securities to be included in the registration and the underwriting shall be allocated, (1) first to the Company (provided, however, that a minimum of twenty percent (20%) of the number of Registrable Securities that each holder of ten percent (10%) or more of the then outstanding Common Stock (where any Registrable Securities that are not shares of Common Stock but are exercisable or exchangeable for, or convertible into, shares of Common Stock, shall be deemed to have been so exercised, exchanged or converted for such purpose) must also in any event be included), (2) second, to the extent the managing underwriter determines additional securities can be included after compliance with Clause (1), to each of the Holders and other holders of registration rights on a parity with the Holders requesting inclusion of their Registrable Securities in such registration statement on a pro rata basis based on the total number of Registrable Securities and other securities entitled to registration then held by each such Holder or other holder, and (3) third, to the extent the managing underwriter determines additional securities can be included after compliance with Clauses (1) and (2), any shares or other securities held by any person who is an employee, officer or director of the Company (or any subsidiary of the Company) or any other person. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

                                    (2)  Expenses.   All  expenses  incurred  in
connection with a registration pursuant to this Section 7(b)(iii) (excluding underwriters' and brokers' discounts and commissions relating to shares sold by the Holders), including, without limitation all federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

                                    (3) Not  Demand  Registration.  Registration
pursuant to this Section 7(b)(iii) shall not be deemed to be a demand registration as described in Section 7(b)(ii) above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 7(b)(iii).

                           (iv) Form S-3 Registration. The Company shall use all
reasonable commercial efforts, on or prior to the one hundred and twentieth (120th) day after the date of Closing, cause to be filed and become effective with the SEC a Registration Statement on Form S-3 relating to all of the Registrable Securities (in the event such registration statement is not effective at the expiration of such 120-day period, the Company shall continue to use all reasonable commercial efforts to cause it to become effective until it becomes effective); provided; however, that in the event Form S-3 is not available to the Company, the Company shall file such other form as may be available if Holders who hold Registrable Securities with a market value of at least One Million Dollars ($1,000,000) deliver a written request to the Company that the Company do so, where such market value is determined as of the date of such written request. The Company shall use its best efforts to cause any such Registration Statement to become effective as promptly as possible after such filing and shall also use its best efforts to obtain any related qualifications, registrations or other compliances that may be necessary under any applicable "blue sky" laws. In connection with such registration, the Company will:

                                    (1) Notice.  Promptly give written notice to
the Holders of the proposed registration and any related qualification or compliance; and

                                    (2)  Registration.  Prior to the one hundred
and twentieth (120th) day after the day of Closing, effect such registration and all such qualifications and compliances and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders' Registrable Securities; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 7(b)(iv) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                                    (3)  Expenses.  The  Company  shall  pay all
expenses incurred in connection with each registration requested pursuant to this Section 7(b)(iv), excluding underwriters' or brokers' discounts and commissions relating to shares sold by the Holders, including without limitation federal and "blue sky" registration, filing and qualification fees, printers' and accounting fees, and fees and disbursements of counsel.

                                    (4) Deferral. Notwithstanding the foregoing,
if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 7(b)(iv), a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period, and the period of time that the Company is obligated to maintain the effectiveness of any registration statement under Clause (F) below shall be extended for the length of any such period of deferral.

                                    (5)  Not  Demand   Registration.   Form  S-3
registrations  shall not be deemed to be demand  registrations  as  described in
Section 7(b)(ii) above.

                                    (6)  Maintenance.  The Company shall use all
commercially reasonable efforts to maintain the effectiveness of any Form S-3 registration statement filed under this Section 7(b)(iv) until the earlier of:
(a) the date on which all of the Registrable Securities have been sold; and (b) the second anniversary of the Closing; provided, however, that unless all of the Registrable Securities held by each Investor as of such second anniversary could then be sold in a single transaction in accordance with Rule 144 under the Securities Act without exceeding the volume limitations thereof, if the Company receives written notice from each Investor that each Investor may be deemed to be an "affiliate" of the Company for purposes of the Securities Act, the date in this Clause (b) shall be extended until each Investor advises the Company that it no longer has any reasonable basis to believe it is such an "affiliate."

                           (v) Obligations of the Company.  Whenever required to
effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

                                    (1) Registration Statement. Prepare and file
with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective; provided, however, that, except as otherwise required by in this Section 7(b), the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

                                    (2) Amendments and Supplements.  Prepare and
file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                                    (3)  Prospectuses.  Furnish  to the  Holders
such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

                                    (4) Blue Sky.  Use  commercially  reasonable
efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                                    (5)  Underwriting.   In  the  event  of  any
underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form (including, without limitation, customary indemnification of the underwriters by the Company), with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; provided, however, that it shall not be considered customary to require any of the Holders to provide representations and warranties regarding the Company or indemnification of the underwriters for material misstatements or omissions in the registration statement or prospectus for such offering.

                                    (6)  Notification.  Notify  each  Holder  of
Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                    (7) Opinion and Comfort Letter.  Furnish, at
the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) in the event that such securities are being sold through underwriters, a "comfort" letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters and to the Holders requesting registration of Registrable Securities. (vi) Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 7(b)(ii), (iii) or

                           (iv) that the selling  Holders  shall  furnish to the
Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

                           (vii)  Indemnification.  In the event any Registrable
Securities are included in a  registration  statement  under Sections  7(b)(ii),
(iii) or (iv):

                                    (1) By the Company.  To the extent permitted
by law, the Company will indemnify and hold harmless each Holder, the partners, officers, shareholders, employees, representatives and directors of each Holder, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, against any losses, claims, damages, or Liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                                             (x) any untrue statement or alleged
untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                                             (y)   the   omission   or   alleged
omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or

                                             (z)  any   violation   or   alleged
violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law or any Rule or regulation promulgated under the Securities Act, the Exchange Act or any federal or state securities law in connection with the offering covered by such registration statement;

         and the Company will reimburse each such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, shareholder, employee, representative, director, underwriter or controlling person of such Holder.

                                    (2)  By  Selling  Holders.   To  the  extent
permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, officers, shareholders, employees, representatives and directors and any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such officer or director, controlling person, underwriter or other such Holder, partner, officer, shareholder, employee, representative, director or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such officer or director, controlling person, underwriter or other Holder, partner, officer, shareholder, employee, representative, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action: provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this subsection or otherwise in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                                    (3)  Notice.  Promptly  after  receipt by an
indemnified party under of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, to the extent that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of liability except to the extent the indemnifying party is prejudiced as a result thereof.

                                    (4) Defect  Eliminated in Final  Prospectus.
The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act, provided, however, the provions of this section shall apply only with respect to a registration statement that the applicable Holder is responsible to forward to third party purchasers.

                                    (5)  Contribution.  In order to provide  for
just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this section, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this section; then, and in each such case, the party otherwise obligated to provide indemnification under this Agreement, in lieu of indemnifying the party otherwise entitled to indemnification hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; with the relative fault of the indemnifying party and of the indemnified party to be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact pr the omission to state a material fact related to information supplied by the indemnifying party or by the indemnified party and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the net proceeds of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                                    (6) Survival. The obligations of the Company
and Holders under this Section 7(b)(vii) shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

                           (viii) Termination of the Company's Obligations.  The
Company shall have no obligations pursuant to this Section 7(b) with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 7(b)(ii), (iii) or (iv) more than four (4) years after the date of this Agreement, or, if earlier, the date on which each Holder receives a written opinion of counsel to the Company, reasonably acceptable to counsel for the Holder, all such Registrable Securities proposed to be sold by a Holder may then be sold under Rule 144 in one transaction without exceeding the volume limitations thereunder.

                           (ix)  Suspension   Provisions.   Notwithstanding  the
foregoing subsections of this Section 7 (b), the Company shall not be required to take any action with respect to the registration or the declaration of effectiveness of the registration statement following written notice to the Holders from the Company (a "Suspension Notice") of the existence of any state of facts or the happening of any event (including without limitation pending negotiations relating to, or the consummation of, a transaction, or the occurrence of any event that the Company believes, in good faith, requires additional disclosure of material, non-public information by the Company in the registration statement that the Company believes it has a bona fide business purpose for preserving confidentiality or that renders the Company unable to comply with the published rules and regulations of the SEC promulgated under the Securities Act or the Securities Exchange Act, as in effect at any relevant time (the "Rules and Regulations")) that would result in (1) the registration statement, any amendment or post-effective amendment thereto, or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (2) the prospectus issued under the registration statement, any prospectus supplement, or any document incorporated therein by reference including an untrue statement of material fact or omitting to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that the Company (1) shall not issue a Suspension Notice more than once in any 12 month period, (2) shall use its best efforts to remedy, as promptly as practicable, but in any event within 60 days of the date on which the Suspension Notice was delivered, the circumstances that gave rise to the Suspension Notice and deliver to the Holders notification that the Suspension Notice is no longer in effect and (3) shall not issue a Suspension Notice for any period during which the Company's executive officers are not similarly restrained from disposing of shares of the Company's Common Stock. Upon receipt of a Suspension Notice from the Company, all time limits applicable to the Holders under this Section 7(b) shall automatically be extended by an amount of time equal to the amount of time the Suspension Notice is in effect, the Holders will forthwith discontinue disposition of all such shares pursuant to the registration statement until receipt from the Company of copies of prospectus supplements or amendments prepared by or on behalf of the Company (which the Company shall prepare promptly), together with a notification that the Suspension Notice is no longer in effect, and if so directed by the Company, the Holders will deliver to the Company all copies in their possession of the prospectus covering such shares current at the time of receipt of any Suspension Notice.

         8. ASSIGNMENT. The rights of each Investor under Section 7(a) and (b) are transferable to any person who acquires the equivalent, on an as-converted basis, of at least five percent (5%) of the outstanding shares of the Common Stock (subject to appropriate adjustment for all stock splits, dividends, combinations, recapitalizations and the like where all holders of the Common Stock participate on a pro rata basis); provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by the assigning party at the time of such assignment stating the name and address of the assignee and identifying the securities of the Company as to which the rights in question are being assigned; and provided further that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement. Notwithstanding anything in the foregoing to the contrary, this Agreement may not be assigned by any Investor in whole or in part to any Competitor of the Company. For purposes of this Section 8, a "Competitor" of the Company shall mean any company, one of whose principal lines of business is the development and/or marketing of any product similar to the Company's Town Square product line or any subset thereof, and/or call accounting, traffic engineering, facilities and alarm management, PBX security, voicemail/auto attendant or answer detection software and hardware systems that operate on personal computers, local area networks and stand-alone proprietary hardware and that are used primarily in the commercial and hospitality markets.

         9. MISCELLANEOUS.

                  (a) Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the respective successors and assigns of the parties.

                  (b) Governing Law. This Agreement will be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflict of laws or choice of laws.

                  (c) Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (d) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules will, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

                  (e) Notices. Any notice required or permitted under this Agreement shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as FedEx for next business day delivery under circumstances in which such service guarantees next business day delivery, or one (1) business day after facsimile with copy delivered by registered or certified mail, in any case, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as each Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 9(e).

                  (f) No Finder's Fees. Each Investor will indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' or broker's fee for which such Investor or any of its officers, partners, employees or consultants, or representatives is responsible. The Company will indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finder's or broker's fee for which the Company or any of its officers, employees or consultants or representatives is responsible.

                  (g) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of Purchased Shares representing at least two-thirds of the total aggregate number of Purchased Shares then outstanding (excluding any of such shares that have been sold in a transaction in which rights under Section 7(b) are not assigned in accordance with this Agreement or sold to the public pursuant to SEC Rule 144 or otherwise). Any amendment or waiver effected in accordance with this Section 9(g) will be binding upon each Investor, the Company and their respective successors and assigns.

                  (h) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Agreement and the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

                  (i) Entire Agreement. This Agreement, together with the other Transaction Agreement and all exhibits and schedules hereto and thereto constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements. understandings duties or obligations between the parties with respect to the subject matter hereof.

                  (j) Further Assurances. From and after the date of this Agreement upon the request of the Company or each Investor, the Company and each Investor will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

                  (k) Meaning of Include and Including. Whenever in this Agreement the word "include" or "including" is used. it shall be deemed to mean "include, without limitation" or "including. without limitation." as the case may be. and the language following "include" or "including" shall not be deemed to set forth an exhaustive list.

                  (l) Fees, Costs and Expenses. All fees, costs and expenses (including attorney's' fees and expenses) incurred by either part hereto in connection with the preparation, negotiation and execution of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby (including the costs associated with any filings with, or compliance with any of the requirements of, any governmental authorities), shall be the sole and exclusive responsibility of such party.

                  (m) Competition. Nothing set forth herein shall be deemed to preclude, limit or restrict the Company's or each Investor's ability to compete with the other.

                  (n) Cooperation in HSR Act Filings.

                           (i) In the  event of a  conversion  of the  Purchased
Shares (or any other action by an Investor with respect to any Securities of the Company held by such Investor) that would require a filing by the Investor under the Hart-Scott-Rodino Antitrust Improvements Act of

1976 (the "HSR Act"), the Investor and its respective affiliates (including any "ultimate parent entity", as defined in the HSR Act), and the Company and its respective affiliates (including any "ultimate parent entity", as defined in the HSR Act), shall promptly prepare and make their respective filings and thereafter shall make all required or requested submissions under the HSR Act or any analogous applicable law, if required. In taking such actions or making any such filings, the parties hereto shall furnish information required in connection therewith and seek timely to obtain any applicable actions, consents, approvals or waivers of governmental authorities; provided, however, that the parties hereto shall cooperate with each other in connection with the making of all such filings to the extent permitted by applicable law. Without limiting the generality of the foregoing, to the extent permitted by applicable law and so long as the following will not involve the disclosure of confidential or proprietary information of one party hereto to another, each party shall cooperate with the other by (a) providing copies of all documents to be filed to the non-filing party and its advisors prior to filing and, if requested, accepting reasonable additions, deletions or changes suggested in connection therewith and (b) providing to each other party copies of all correspondence from and to any governmental authority in connection with any such filing.

                           (ii)  Notwithstanding  the  foregoing,   neither  any
Investor nor any of its affiliates shall be under any obligation to comply with any request or requirement imposed by the Federal Trade Commission (the "FTC"), the Department of Justice (the "DofJ") or any other governmental authority in connection with the compliance with the requirements of the HSR Act, or any other applicable law, if the Investor, in the exercise of its reasonable discretion, deems such request or requirement unduly burdensome. Without limiting the generality of the foregoing, no Investor shall be obligated to comply with any request by, or any requirement of, the FTC, the DofJ or any other governmental authority: (i) to disclose information such Investor deems it in its best interests to keep confidential; (ii) to dispose of any assets or operations; or (iii) to comply with any proposed restriction on the manner in which it conducts its operations. In the event such Investor shall receive a second request in respect of its HSR Filing determined by it to be unduly burdensome and it shall prove unable to negotiate a means satisfactory to the Investor for complying with such burdensome second request, or the Federal Trade Commission or Department of Justice shall impose any condition on the Investor or its affiliates in respect thereof deemed unacceptable by the Investor, the Company and the Investor shall cooperate in good faith to negotiate an alternative transaction that provides such Investor with the economic benefits it would receive if it converted the Purchased Shares (or took any such other action referenced in the first parenthetical in the first sentence of Clause
(i)).

              [The remainder of this page is intentionally blank.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

AT COMM CORPORATION                          RENNES FOUNDATION

By:                                          By:  _____________________________
    -------------------------------------

Name:                                        Name:
      -----------------------------------

Title:                                       Title:
       ----------------------------------

Date Signed:                                 Date Signed:  _____________________
             ----------------------------

Address: 577 Airport Boulevard, Suite 700    Address:  Rennes Foundation
Burlingame, CA 94010                                   Auelestrasse 38
                                                       FL - 9490 Vaduz
Telephone No:  (650) 375-8188                          Principality of
                                                       Liechtenstein

Facsimile No:   (650) 347-3988               Telephone No:  011 41-1 217 47 47

                                             Facsimile No:  011 41-1 217 47 00

                                             FLANDERS LANGUAGE  VALLEY FUND CVA,
                                             (Incorporated  under  the  laws  of
                                             Belgium)

                                             By:  _____________________________

                                             Name:

                                             Title:

                                             Date Signed:  _____________________

                                             Address: Flanders  Language  Valley
                                                      63 8900 Ieper
                                                      BELGIUM

                                             EDMUND   SHEA  &  MARY   SHEA  REAL
                                             PROPERTY TRUST TR UA 10/3/85

                                             By:  _____________________________

                                             Name:

                                             Title:

                                             Date Signed:  _____________________

                                             Address: 655 Brea Canyon Road
                                                      P.O. Box 489
                                                      Walnut, CA  91788-0489


Other signatures intentionally omitted.

              [Signature Page to Series C Stock Purchase Agreement]